UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025 onity group inc.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2025, the Board of Directors (the “Board”) of Onity Group Inc. (the “Company” or “Onity”) appointed Robert S. Welborn to serve as a director, effective October 1, 2025. Concurrent with Mr. Welborn’s appointment, the Board has temporarily increased its size to eight directors. The Board has determined that Mr. Welborn is an independent director under the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, including the independence standards applicable to members of compensation committees and audit committees.

Mr. Welborn, 52, is self-employed as a marketing technology consultant. Since October 2021, he has served as a director of NOV Inc. (NYSE:NOV), an equipment and technology provider to the global energy industry. From November 2020 through August 2024, Mr. Welborn served as the Head of Data Science for Meta Inc. Prior to that, he was the Head of Programs Data Science, Small Business Group for Meta Inc. Before joining Meta Inc. in 2020, he held various positions within General Motors Company between 2018 and 2020, including Global Chief Data and Analytics Officer. Between 2009 and 2017, Mr. Welborn served in several positions of increasing responsibility at USAA, including Chief Data Scientist. Mr. Welborn holds a Bachelor of Science in Engineering from Texas A&M University and a Master of Business Administration from the University of California, San Diego.

Effective with his appointment, Mr. Welborn has been appointed to serve on the Company’s Risk and Compliance Committee.

There are no arrangements or understandings between Mr. Welborn and any other person pursuant to which Mr. Welborn was selected as a member of the Board. In addition, there are no transactions in which Mr. Welborn has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Welborn will receive compensation for his services as a director in accordance with the compensation arrangements for non-management directors as described in the Company’s proxy statement for its 2025 annual meeting of shareholders filed with the Securities and Exchange Commission on April 15, 2025. Mr. Welborn will also enter into a customary indemnification agreement with the Company, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2015.

In addition, DeForest B. Soaries, Jr., a director of the Company, has notified the Board that he has decided not to stand for re-election at the Company’s 2026 annual shareholder meeting, which is currently scheduled for May 20, 2026. Dr. Soaries will continue to serve on the Board until that time. The Board has determined that its size shall be decreased to seven effective immediately prior to the beginning of the 2026 annual shareholder meeting. Onity thanks Dr. Soaries for his many contributions over 11 years of service to the Company as a director. Dr. Soaries’ retirement from the Board is not due to any disagreement with the Company relating to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: October 3, 2025	By:	/s/ Joseph J. Samarias
Joseph J. Samarias
Chief Legal Officer